Exhibit 10.20

THIS DEED is made on [DATE] January 2021

BETWEEN

(1)	[NAME OF COVENANTOR], whose address is [ADDRESS] (the “Covenantor”); and

(2)	ATOTECH LIMITED, a company registered under the laws of Jersey with company number 17906, whose registered address is 3rd Floor 44 Esplanade St Helier Jersey JE4 9WG (the “Company”).

RECITALS

(A)

The Covenantor has received Common Shares in connection with the consummation of the initial public offering of the Company (the “IPO”) as a distribution (the “Distribution”) in respect of certain partnership interests held by the Covenantor in an existing management pooling vehicle (the “Partnership”);

(B)	The distribution of shares has been consummated pursuant to a Partners’ Resolution and Withdrawal and Share Transfer Agreement;

(C)

The Partnership was party to that certain Investment and Shareholders’ Agreement relating to Atotech UK Topco Limited by and among the Financial Investors (as defined below) party thereto, the Partnership and Alpha Holdings (as defined therein), dated 31 January 2017 (the “ISA”);

(D)

In connection with the IPO and the Distribution, the ISA terminates according to its terms and the provisions thereof related to the sale of Common Shares held by the Covenantor are required to be replicated in a new agreement.

IT IS AGREED THAT

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed, unless the context otherwise requires:

“Affiliate Entity” means in relation to an entity, any entity that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with such entity, it being further understood that for the purposes of this definition and notwithstanding the definition of Control, an entity is presumed to be Controlled by (a) the general partner or the person that Controls the general partner, (b) the managing company or (c) the entity in charge of the management of such entity in any capacity whatsoever;

“Business Day” means any day (excluding Saturdays and Sundays) on which banks are generally open in New York, United States for normal banking business;

“Control” means the holding, directly or indirectly, of at least 50 per cent. of the share capital and voting rights of an entity (by transparency by multiplying the shareholding and voting rights percentages);

“Common Shares” means the common shares of the Company with par value $0.10;

“Covered Shares” has the meaning given in Clause 2.2.

“Disposal” has the meaning given in Clause 2.1;

“Dispute” has the meaning given in Clause 5.3;

1

“Distribution” has the meaning given in Recital (A);

“Expiry Date” means the date on which the Financial Investors hold less than 25% of the Common Shares;

“Family Member” has the meaning given in Clause 2.3(c);

“Financial Investors” means CEP IV Participations S.à r.l., SICAR, Carlyle Partners VI Cayman Holdings L.P. and Gamma Holding Company Limited or any Affiliate Entity of such person;

“Initial Acquisition Date” means the earlier of (i) the date of acquisition of the Covered Shares or (ii) the date of acquisition of any Predecessor Security, provided that the date of acquisition of any Common Share received in connection with a share split or other pro rata issuance of shares to all holders of Common Shares shall be the date of acquisition of the underlying Covered Share or Predecessor Security, as applicable;

“IPO” has the meaning given in Recital (A);

“ISA” has the meaning given in Recital (C);

“Partnership” has the meaning given in Recital (A);

“Predecessor Security” means any partnership or other equity interest, pursuant to which Covenantor received Common Shares in connection with the Distribution;

“Relevant Shares” means the number of Common Shares as calculated in accordance with clause 2.2;

“Secondary Offering” means any public offering and sale of Common Shares for cash pursuant to an effective registration statement under the Securities Act;

“Securities Act” means the Securities Act of 1933 and the rules and regulations thereunder;

“Takeover Offer” has the meaning given in Clause 2.3(a); and

“Vested Shares” means the number of Covered Shares of the Covenantor that is vested as follows:

(i) 20% of the Covered Shares will become vested on the first anniversary of the Initial Acquisition Date;

(ii) 5% of the Covered Shares will become vested on a quarterly linear basis at the expiry of each three month period following (i) the first anniversary of the Initial Acquisition Date for the first here month period and (ii) the expiration of the latest preceding three month period for the quarterly periods thereafter, until 80% of the Covered Shares is vested, at which point such quarterly vesting will stop; and

(iii) 100% of the Covered Shares will become vested on the Expiry Date.

1.2	In this Deed:

(a)	the expressions “company”, “holding company”, “subsidiary undertaking” and “subsidiary” shall have the same meanings in this Deed as in the Companies Act 2006;

(b)	references to Recitals, Clauses, sub-Clauses or Schedules are to the relevant Recital, Clause, sub-Clause or Schedule of or to this Agreement;

(c)	words denoting the singular include the plural and vice versa and words importing gender shall include all genders;

(d)	all references to dates and to hours of the day shall be to London dates and to local time in London;

(e)

any reference to in “writing” or “written” shall (except where the context requires otherwise) include written or produced by any legible and non-transitory form (but shall exclude electronic form); and

(f)

any reference to “persons” includes natural persons, firms, partnerships, companies, corporations, associations, organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality).

2.	UNDERTAKING

2.1

The Covenantor undertakes to the Company that such Covenantor will not and will procure that any nominee holder will not at any time before the Expiry Date directly or indirectly effect any offer, sale, contract to sell, grant or sale of options over, purchase of any option or contract to sell, transfer, charge, pledge, grant any right or warrant to purchase or otherwise dispose, transfer or lend, directly or indirectly the Relevant Shares, or any securities convertible into or exchangeable for or substantially similar to the Relevant Shares, or any interest in Relevant Shares or the entry into of any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Relevant Shares whether any such transaction described above is to be settled by the delivery of the Relevant Shares or such other securities, in cash or otherwise, or any other disposal or any agreement to dispose of any of the Relevant Shares or any announcement or other publication of the intention to do any of the foregoing (each a “Disposal”).

2.2

The number of Relevant Shares to which the undertaking at clause 2.1 apply at any given time prior to the Expiry Date, shall be the number of Common Shares received by the Covenantor in connection with the Distribution (as such amount may be increased by any pro rata distribution of shares by the Company in connection with the IPO, the “Covered Shares”) reduced by, commencing on the date of the initial Secondary Offering, the number of Common Shares as equates to his share of the Common Shares on a pro rata basis sold by the Financial Investors (including Common Shares sold by the Financial Investors in the IPO and based on the aggregate number of Common Shares held by the Financial Investors immediately prior to the closing of the IPO), provided however, that in no case shall the amount of Relevant Shares be reduced by an aggregate number in excess of the aggregate number of Covered Shares that have become Vested Shares.

2.3	The restrictions contained in Clause 2.1 shall not apply to any of the following:

(a)

any acceptance of a general offer for the ordinary share capital of the Company made in accordance applicable law (a “Takeover Offer”) or the provision of an irrevocable undertaking to accept a Takeover Offer;

(b)

any Disposal of Relevant Shares pursuant to a compromise or arrangement pursuant to a scheme of arrangement providing for the acquisition by any person of 50 per cent. or more of the Common Shares of the Company;

(c)	any Disposal by way of gift:

(i)

to a member of the family of the Covenantor, meaning the spouse, civil partner, parents, widow or widower, cohabitee, adult sibling, child or grandchild (including a child or grandchild by adoption, or step child) of the Covenantor (each, a “Family Member”);

(ii)

to any person(s) acting in the capacity of trustee(s) of a trust created by the Covenantor or, upon any change of trustees of a trust so created, to the new trustees or trustee, provided that the trust in question is established for charitable purposes only or there are no persons beneficially interested under the trust other than the Covenantor and/or his or her Family Members;

(iii)	by the trustee(s) of a trust to which sub-clause 2.3(c)(ii) applies to any person beneficially interested under the trust,

provided that, prior to the making of any such Disposal, the Covenantor shall have satisfied the Company that the transferee is such a person;

(d)	any Disposal to or by the personal representatives of an individual who dies prior to the Expiry Date; or

(e)

any Disposal made in order to permit Covenantor to cover any taxation amount due upon and as a result of the IPO and/or the Distribution (and not, for the avoidance of doubt, taxation due on the capital gain stemming from any sale of Covered Shares);

provided that: (i) any Disposals pursuant to this Clause 2.3 shall be notified in advance to the Company in writing at least five Business Days prior to the entry into of any agreement regarding the same (save in respect of any Disposal to personal representatives pursuant to Clause 2.3(d), where such notification will be given as soon thereafter as is reasonably practicable); and (ii) with respect to the forgoing clauses (a) through (d), prior to the making of any Disposal pursuant to Clause 2.3(c), the transferee shall have agreed to be bound by the restrictions of this Deed as if it, he or she were the transferor by executing and delivering to the Company a deed of adherence in the form set out in the Schedule.

2.4

The Covenantor undertakes to the Company that such Covenantor will enter into any such documentation to replicate the provisions of the ISA, in such form as determined by the Company in its sole discretion, at the request of the Company, in its sole discretion, upon a determination by the Company that the IPO will not occur.

2.5

The Covenantor undertakes to the Company that the entry into of this agreement by the Company represents full satisfaction of the obligations of the Company or any other party under Section 10.5(h) of the ISA and any provision of the governance documents of the Partnership.

3. WARRANTIES

3.1	The Covenantor warrants to the Company that he has full and irrevocable authority to enter into the undertakings set out in this Deed in respect of all such Covered Shares.

3.2

The Covenantor represents, warrants and undertakes to the Company that he has full power to enter into and perform his obligations under this Deed and that this Deed has been duly executed and delivered by the Covenantor and constitutes valid and legally binding obligations enforceable against the Covenantor in accordance with its terms.

3.3

The Company warrants to the Covenantor that (i) it will provide notice of any sale by the Financial Investors upon consummation thereof (including a calculation of the aggregate percentage of Common Shares sold by the Financial Investors relative to the Common Shares held by the Financial Investors upon consummation of the IPO) and (ii) upon the release of any Covered Shares from the restrictions set forth in Clause 2.1 as a result of any Secondary Offering, to use its reasonable best efforts to facilitate any sale by Covenantor under Rule 144, including, if deemed necessary by the Company in its sole discretion, delivery of any legal opinions and instruction letters required by the Company’s transfer agent and such other documentation as may be reasonably requested by the Covenantor or its broker in connection with such sales.

4. MISCELLANEOUS

4.1	This Agreement constitutes the entire agreement (and supersedes any previous agreement) between the parties in respect of its subject matter.

4.2

The rights and remedies of each party pursuant to this Deed are without prejudice to any other remedies available to it. No neglect, delay or indulgence on the part of any party in enforcing any other term of this Deed shall be construed as a waiver thereof and no single or partial exercise of any rights or remedy of any party will preclude or restrict the further exercise of enforcement of any such right or remedy.

4.3	No party shall be entitled to assign any part of this Deed or its rights or benefits hereunder without the prior written approval of the other party.

4.4	This Deed may be signed in any number of counterparts, each of which, when signed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.

4.5

If any provision in this Deed should be found to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected thereby. No variation of this Deed shall be effective unless in writing and signed by or on behalf of each of the parties to this Deed. No third party shall be required to agree to such variation.

4.6	A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

4.7

The Covenantor agrees that the Company’s remedies at law may be inadequate to protect them against a breach of the Covenantor’s obligations under this Deed, and the Covenantor therefore agrees in advance, in the event of any such breach on his part, not to oppose the granting of injunctive relief, specific performance or other equitable relief in favour of the Company without proof of actual damages.

4.8	Save as otherwise expressly provide in this Deed, time is of the essence to every obligation under this Deed and any agreement amending or substituting its terms.

5. GOVERNING LAW AND JURISDICTION

5.1	This Deed and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with English laws.

5.2

Each party to this Deed irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes, and waives any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

5.3

For the purposes of this Clause, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Deed, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Deed or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Deed.

SCHEDULE

DEED OF ADHERENCE

This Deed of Adherence is made on [date] by [•] of [•] (the “Covenantor”) in favour of Atotech Limited, a company registered under the laws of Jersey with registration company number 17906, the address of which is [William Street, West Bromwich, West Midlands, B70 0BG, United Kingdom] (the “Company”) and is supplemental to the provisions of a lock-up deed dated [•] January 2021 and made between the Covenantor and the Company (the “Lock-Up Deed”).

This Deed witnesses as follows:

1.

The Covenantor hereby confirms that it, he or she has been supplied with a copy of the Lock-Up Deed and hereby covenants with the Company to observe, perform and be bound by all the terms contained in the Lock-Up Deed.

2.	This Deed shall be governed by and construed in accordance with English law.

In witness whereof this Deed has been executed by the Covenantor as a deed on the date stated at the beginning of this Deed.

SIGNED as a DEED         )

by [•]                                  )

In the presence of:

Name:

Address:

Occupation:

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED and delivered	)
as a DEED by	)
[name of Covenantor]	)
in the presence of:	)

Signature of Witness
Name of Witness
Address of Witness

Occupation of Witness

EXECUTED and delivered	)
as a DEED by	)
ATOTECH LIMITED	)
acting by	)
a director, in the presence of:	) Director

Signature of Witness
Name of Witness
Address of Witness

Occupation of Witness